Media Contact:	Investor Relations:
Susan Goodell	David Meister
Warschawski	NexCen Brands, Inc.
410.367.2700 ext. 25	212.277.1119
susan.goodell@warschawski.com	investor_relations@nexcenbrands.com

NEXCEN BRANDS ACQUIRES WAVERLY
Adds Premier Home Products Brand to Growing Family of Consumer Brands

New York, NY, May 2, 2007— NexCen Brands, Inc. (“NexCen”) (Nasdaq: NEXC) announced today that is has completed its acquisition of the Waverly brand (“Waverly”) from F. Schumacher & Co. For nearly 85 years, Waverly has been one of the most recognized names in home furnishings. As part of the acquisition, NexCen acquired all of the intellectual property and license contracts related to the Waverly, Gramercy and Village brand products and services.

“We are thrilled to expand our growing business with the acquisition of Waverly,” said Robert W. D’Loren, President and CEO of NexCen, adding, “We look forward to combining our expertise in marketing and operations with the talented team of home products designers and licensing professionals at Waverly to further grow the brand’s leadership position. Additionally, there are exciting synergies between Waverly and NexCen’s existing portfolio of brands.”

As previously reported, NexCen paid $36.8 million in cash and issued a 10-year warrant to purchase 50,000 shares of common stock in connection with the acquisition. NexCen estimates that the Waverly brand will generate approximately $9 million of royalty revenue and approximately $.07 per share of incremental EPS in the first 12 months following the acquisition.

With this acquisition, NexCen adds Waverly to its growing family of brands, which include The Athlete's Foot®, Bill Blass®, MaggieMoo's® and Marble Slab Creamery®.

About Waverly (www.waverly.com)
Waverly is a premier lifestyle brand and one of the most recognized names in home furnishings. Its signature look is expertly translated into countless classic styles among licensed home furnishings products, including fabrics, wallpapers, paint, bedding, window treatments, decorative accessories and other key products. Launched in 1923 by F. Schumacher & Co., the 118-year-old home furnishings concern, Waverly is available through retailers and interior design showrooms nationwide.

About NexCen Brands, Inc. (www.nexcenbrands.com)
NexCen Brands, Inc. (Nasdaq: NEXC) is the premier 21st century brand acquisition and management company focused on assembling a diversified portfolio of intellectual property (IP) centric companies operating in the consumer branded products and franchise industries. The Company owns, licenses, franchises and markets a growing portfolio of consumer and franchise brands including The Athlete's Foot®, Bill Blass®, MaggieMoo's®, Marble Slab Creamery® and Waverly®. The Company licenses and franchises its brands to a network of leading retailers, manufacturers and franchisees that touch every major segment of retail distribution from the luxury market to the mass market in the U.S. and in over 42 countries around the world and consists of in excess of 1,150 of its own franchised stores. NexCen, through its information technology (IT) and franchisee support systems and advertising, marketing and public relations team, markets its brands to continually drive greater consumer awareness and brand equity for each of its brands. NexCen touches nearly every aspect of a consumer's lifestyle from the food they eat to the furnishings in their homes and the clothes and footwear they purchase.

Forward Looking Statement Disclosure
This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our intellectual property (“IP”) business, expectations for the performance of Waverly. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions often indicate that a statement is a “forward-looking statement.” Forward-looking statements are based on current expectations and assumptions, which are subject to risks, uncertainties and other factors. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be successful in implementing our IP business, (2) we may not be successful in operating or expanding Waverly or integrating it into our IP business, (3) risks associated with marketing and licensing our acquired trademarks and with successfully developing, marketing and licensing new products particularly in light of rapidly changing fashion and market trends, (4) risks associated with the ability of licensees to successfully market and sell branded products and (5) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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